As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

88-0242733

(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(702) 792-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ellis Landau

Executive Vice President and Chief Financial Officer

Boyd Gaming Corporation

2950 Industrial Road

Las Vegas, Nevada 89109

(702) 792-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Mattson, Jr., Esq.

Brandon C. Parris, Esq.

Morrison & Foerster LLP

19900 MacArthur Boulevard

Irvine, California 92612

(949) 251-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Aggregate maximum offering price	Amount of registration fee(3)(4)
Common Stock, par value $.01 per share (1)				$0
Preferred Stock, par value $.01 per share (2)				$0
Debt Securities		(3)		$0
Warrants				$0
Units (5)				$0

(1)	Also includes an indeterminate number of shares of common stock as may be issued by the Registrant upon exercise, conversion or exchange for any preferred stock, warrants or units, as applicable.
(2)	Also includes an indeterminate number of shares of preferred stock as may be issued by the Registrant upon exercise, conversion or exchange for any warrants or units, as applicable.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(4)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay such fee subsequently in advance or on a “pay-as-you-go” basis.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more classes of the Registrant’s securities registered hereby, which may or may not be separable from one another.

BOYD GAMING CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities. Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities that we may offer and sell from time to time. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each issuance of securities.

None of the Securities and Exchange Commission, any state securities commission or any gaming regulatory authority or commission or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2005.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Boyd Gaming Corporation, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Coast Casinos, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	Coast Casinos, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2004;

•	Our Current Reports on Form 8-K filed with the SEC on March 1, 2005, April 1, 2005, May 17, 2005 and July 6, 2005.

•	Unaudited Pro Forma Information, prepared to give effect to the merger with Coast Casinos, Inc. (filed as Exhibit 99.1 to the Registration Statement on Form S-3 of which this prospectus is a part);

•	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, for the six months ended June 30, 2004 (filed as Exhibit 99.2 to the Registration Statement on Form S-3 of which this prospectus is a part);

•	The description of our common stock contained in the Registration Statement on Form 8-A, declared effective by the SEC on October 15, 1993, including any amendment or report filed for the purposes of updating such description; and

•	All documents filed by Boyd Gaming Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Boyd Gaming Corporation, 2950 Industrial Road, Las Vegas, Nevada 89109, Attention: Investor Relations; telephone (702) 792-7200.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward- looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Investment Considerations” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2004, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, or other offering material, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, our restated bylaws and other applicable law. See “Available Information.”

Pursuant to our restated articles of incorporation, we are currently authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends

Subject to provisions of the Nevada Revised Statutes, or the NRS, and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors.

Voting rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Restrictions

Each holder of shares of our common stock will be subject to and comply with any rules, regulations and any other laws which we or any of our subsidiaries or partnerships must comply with in connection with our gaming business, and each share of our common stock will be subject to redemption at its then fair market value as determined by our board of directors if necessary to comply with the rules, regulations and laws of our gaming business.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Certain Anti-Takeover Matters

Restated Articles of Incorporation and Restated Bylaw Provisions

Our restated articles of incorporation and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover of our company if our board of directors determines that such a takeover is not in the best interests of our company and stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our stockholders deemed such an attempt to be in their best interests, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Our restated bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. We may reject a stockholder proposal or nomination that is not made in accordance with such procedures.

Our restated articles of incorporation provide for the board to be divided into three classes, as nearly equal in number as the then number of board members permit with the term of office of one class expiring each year. As a result, approximately one-third of the board will be elected each year. The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Our restated articles of incorporation also provide that a director may not be removed from office without cause unless by the vote of the holders of 66.67% or more of the outstanding shares of our common stock entitled to vote.

Nevada Takeover Statutes

Nevada’s Combination with Interested Stockholders Statute and Control Share Acquisition Statute may both have the effect of delaying or making it more difficult to effect a change in control of our company.

The Combination with Interested Stockholders Statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder” or affiliate of an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” or affiliate of an “interested stockholder”:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 3 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within three years after the interested stockholder acquired his shares unless the combination or the purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated (a) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, (b) if it is approved by a majority of the voting power held by disinterested stockholders, or (c) if the consideration to be paid by the interested stockholder for disinterested shares of common and preferred stock, as applicable, is at least equal to the highest of:

•	the highest price per share of such stock paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period;

•	the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or

•	for the holders of preferred stock, the highest liquidation value of the preferred stock, if it is greater than the value of both of the above, as applicable to preferred stock pursuant to the statute.

Nevada’s Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s disinterested stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and (iii) a majority or more, of the outstanding voting power in the election of directors. Once an acquiror crosses one of the above thresholds, those shares in the immediate offer or acquisition and those shares acquired within 90 days become Control Shares (as defined in the statute) and those Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. Our board is required to notify such stockholders within 10 days after the vote of the stockholders that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter’s rights.

Limitation of Liability and Indemnification Matters

Article IX of our restated articles of incorporation and Article 10 of our restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by law. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

General

We may offer and sell debt securities from time to time pursuant to this prospectus that will constitute either senior or subordinated debt of Boyd Gaming. Senior debt securities will be issued under a base senior debt indenture, as supplemented by a supplemental senior debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. Likewise, subordinated debt securities will be issued under a base subordinated debt indenture, as supplemented by a supplemental subordinated debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. The base senior debt indenture and the base subordinated debt indenture, as each may be supplemented, amended or modified from time to time, are sometimes collectively referred to in this prospectus as the “indentures.” In this section of the prospectus, the term “Boyd Gaming” refers only to Boyd Gaming Corporation and not to any of its subsidiaries.

The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. For a full description of these provisions, including the definitions of certain terms used in this prospectus, and for other information regarding the debt securities, see the indentures.

We have filed a form of the base senior debt indenture and a form of the base subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary because the indentures and not this summary define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Provisions Applicable to Both Senior and Subordinated Debt Securities

General

The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. A prospectus supplement, or other offering material as applicable, relating to any series of debt securities offered by Boyd Gaming will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate of interest that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	the applicable record date for such interest payment dates;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if Boyd Gaming has elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of Boyd Gaming with respect to a series of debt securities; and

•	any other terms of the debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.

All existing and future debt and other liabilities of Boyd Gaming’s subsidiaries, including the claims of trade creditors, secured creditors and creditors holding debt and guarantees issued by such subsidiaries, and claims of preferred stockholders, if any, of such subsidiaries, will be effectively senior to the securities issued under the indentures. Boyd Gaming could be dependent on the earnings of any such subsidiaries and the distribution of those earnings to Boyd Gaming could be limited by statutory and contractual restrictions or other business considerations.

Debt securities issued under the indentures will also be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

Although the indentures may contain limitations on the amount of additional indebtedness which Boyd Gaming and its restricted subsidiaries may incur, the amounts of such indebtedness could still be substantial and, in any case, unless limited by the terms of the indentures, such indebtedness may be secured debt, senior debt or indebtedness of its subsidiaries.

Provisions Applicable Solely to Senior Debt Securities

We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued.

Provisions Applicable Solely to Subordinated Debt Securities

Debt securities issued under the base subordinated debt indenture will be subordinated unsecured obligations of Boyd Gaming. These debt securities may be designated as “senior subordinated” or “subordinated.” The payment of the principal of, and premium, if any, and interest on, the debt securities is subordinated in right of payment, as set forth in the indenture and described in any applicable prospectus supplement or other offering material to the payment when due of all senior debt of Boyd Gaming. Senior subordinated debt securities issued under the subordinated debt indenture will rank subordinate in right of payment to all existing and future senior debt, equal with all existing and future senior subordinated debt, senior to all existing and future subordinated debt and senior to any future indebtedness of Boyd Gaming that is specifically subordinated to such securities. Subordinated debt securities issued under the subordinated debt indenture will rank subordinate in right of payment to all existing and future senior debt and senior subordinated debt, equal with all existing and future subordinated debt and senior to any future indebtedness of Boyd Gaming that is specifically subordinated to such securities.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, or other offering material, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, cumulative effect of a change in accounting principle and operating and non-operating results from our joint venture that owns a limited liability company that owns and operates Borgata Hotel Casino & Spa in Atlantic City, New Jersey, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs.

	Nine months ended September 30,		Year ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.3x	2.0x	2.0x	1.8x	1.7x	1.3x	2.1x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes.

VALIDITY OF THE SECURITIES

McDonald Carano Wilson LLP, Reno and Las Vegas, Nevada, has passed upon the validity of the securities offered pursuant to this prospectus for us. Certain legal matters may be passed upon for the underwriters, dealers or agents, if any, identified in a prospectus supplement or other offering material by counsel named in the applicable prospectus supplement or other offering material.

EXPERTS

Boyd Gaming

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Boyd Gaming Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Marina District Development Company, LLC

The consolidated financial statements of Marina District Development Company, LLC incorporated in this prospectus by reference from Boyd Gaming Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Coast Casinos

The consolidated financial statements of Coast Casinos, Inc. and Subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K of Coast Casinos, Inc. for the year ended December 31, 2003, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Boyd Gaming Corporation in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Blue Sky fees and expenses (including counsel fees)		+
Printing fees		+
Trustee fees and expenses		+
Miscellaneous fees and expenses		+
Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Under Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes, Boyd Gaming Corporation has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

Article IX of Boyd Gaming Corporation’s restated articles of incorporation and Article 10 of Boyd Gaming Corporation’s restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. Boyd Gaming Corporation also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

3.1	Restated Articles of Incorporation (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-1, File No. 33-64006, which was declared effective on October 15, 1993)

3.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 of Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1996)

3.4	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

4.1	Form of Indenture relating to $250,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2012, dated as of April 8, 2002, by and between Boyd Gaming Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including the Form of Note (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002)

4.2	Form of Indenture relating to $300,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2012, dated as of December 30, 2002, by and between Boyd Gaming Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including Form of Note (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-103023, which was declared effective on May 15, 2003)

4.3	Form of Indenture relating to $350,000,000 aggregate principal amount of 6.75% Senior Subordinated Notes due 2014, dated as of April 15, 2004, by and between Boyd Gaming Corporation, as Issuer, and the Initial Purchasers, named therein (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-116373, which was declared effective on June 25, 2004)

4.4	Form of Indenture (including Form of Senior Debt Securities) with respect to Senior Debt Securities

4.5	Form of Indenture (including Form of Subordinated Debt Securities) with respect to Subordinated Debt Securities

4.6	Form of Specimen Common Stock Certificate

4.7*	Form of Specimen Preferred Stock Certificate

4.8*	Form of Certificate of Designation of Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of McDonald Carano Wilson LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature page to this registration statement)

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)

25.2*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)

99.1	Unaudited Pro Forma Information, prepared to give effect to the merger with Coast Casinos, Inc.

99.2	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, for the six months ended June 30, 2004

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 16th day of December, 2005.

BOYD GAMING CORPORATION

By:	/s/ Ellis Landau
Name:	Ellis Landau
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ellis Landau and Jeffrey G. Santoro, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William S. Boyd William S. Boyd	Chief Executive Officer, Chairman of the Board of Directors and Director (principal executive officer)	December 16, 2005

/s/ Ellis Landau Ellis Landau	Executive Vice President and Chief Financial Officer (principal financial officer)	December 16, 2005

/s/ Jeffrey G. Santoro Jeffrey G. Santoro	Vice President and Controller (principal accounting officer)	December 16, 2005

/s/ Robert L. Boughner Robert L. Boughner	Director	December 16, 2005

/s/ William R. Boyd William R. Boyd	Vice President and Director	December 16, 2005

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice Chairman of the Board of Directors, Senior Vice President and Director	December 16, 2005

/s/ Michael O. Maffie Michael O. Maffie	Director	December 16, 2005

/s/ Maj. Gen. Billy G. McCoy, Ret. USAF Maj. Gen. Billy G. McCoy, Ret. USAF	Director	December 16, 2005

/s/ Keith E. Smith Keith E. Smith	President, Chief Operating Officer and Director	December 16, 2005

/s/ Luther W. Mack, Jr. Luther W. Mack, Jr.	Director	December 16, 2005

/s/ Veronica J. Wilson Veronica J. Wilson	Director	December 16, 2005

/s/ Peter M. Thomas Peter M. Thomas	Director	December 16, 2005

/s/ Thomas V. Girardi Thomas V. Girardi	Director	December 16, 2005

/s/ Michael J. Gaughan Michael J. Gaughan	Director	December 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

3.1	Restated Articles of Incorporation (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-1, File No. 33-64006, which was declared effective on October 15, 1993)

3.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 of Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1996)

3.4	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Boyd Gaming Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

4.1	Form of Indenture relating to $250,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2012, dated as of April 8, 2002, by and between Boyd Gaming Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including the Form of Note (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002)

4.2	Form of Indenture relating to $300,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2012, dated as of December 30, 2002, by and between Boyd Gaming Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including Form of Note (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-103023, which was declared effective on May 15, 2003)

4.3	Form of Indenture relating to $350,000,000 aggregate principal amount of 6.75% Senior Subordinated Notes due 2014, dated as of April 15, 2004, by and between Boyd Gaming Corporation, as Issuer, and the Initial Purchasers, named therein (incorporated by reference to Boyd Gaming Corporation’s Registration Statement on Form S-4, File No. 333-116373, which was declared effective on June 25, 2004)

4.4	Form of Indenture (including Form of Senior Debt Securities) with respect to Senior Debt Securities

4.5	Form of Indenture (including Form of Subordinated Debt Securities) with respect to Subordinated Debt Securities

4.6	Form of Specimen Common Stock Certificate

4.7*	Form of Specimen Preferred Stock Certificate

4.8*	Form of Certificate of Designation of Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of McDonald Carano Wilson LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature page to this registration statement)

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)

25.2*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)

99.1	Unaudited Pro Forma Information, and the notes thereto, prepared to give effect to the merger with Coast Casinos, Inc.

99.2	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, for the six months ended June 30, 2004

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.